UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 24, 2008

WESTERN SIZZLIN CORPORATION

(Exact Name of Registrant As Specified In Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-25366	86-0723400
(Commission	(IRS Employer
File No.)	Identification Number)

416 South Jefferson Street, Suite 600

Roanoke, Virginia        24011

(Address of Principal Executive Offices) (Zip Code)

(540) 345-3195

(Registrant’s Telephone Number Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4 (c))

Form 8-K

Item 5.03                                             Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 24, 2008, the Board of Directors of Western Sizzlin Corporation adopted an amendment to Sections 2.01(a), 6.01 and 6.03 of the Company’s Restated Bylaws. As amended, Section 2.01(a) provides that the Company’s annual meeting of stockholders must be held within 13 months of the previous year’s meeting.  Previously, the Bylaws required the annual meeting be held in May of each year.  As amended, Sections 6.01 and 6.03 provide for the Company’s ability to issue stock in uncertificated form, as required by the listing standards of the NASDAQ National Market.  The Company has an application pending to list its common stock for trading on the NASDAQ National Market which requires a listed company’s governing documents to allow for the issuance of stock in uncertificated form.  The Bylaws did not previously provide for such issuance of shares.  A copy of the language of the amendment is filed as Exhibit 3.2.3 to this report.

Item 9.01.                                          Financial Statements and Exhibits.

(d)                                  Exhibits.

See Exhibit Index on page 3.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN SIZZLIN CORPORATION

Date: January 28, 2008	By:	/s/ Robyn B. Mabe
Robyn B. Mabe
Vice President and Chief Financial Officer

Exhibit Index

Description

Exhibit No. 3.2.3	Amendment No. 3 to Restated Bylaws.